AMENDMENT TO AMENDED AND RESTATED CONVERTIBLE
PROMISSORY NOTE DATED FOR REFERENCE JUNE 29, 2004

(the “Amended and Restated Convertible Note”)

Effective as of December 22, 2006, the Amended and Restated Convertible Note dated August 14, 2006, as amended by an amending agreement dated September 29, 2006, in the principal amount of Thirty-Five Thousand Dollars ($35,000), between Nord Resources Corporation (the “Company”) and Ronald A. Hirsch (the “Holder”) shall be amended as follows:

Section 1 shall be deleted in its entirety and replaced with the following:

“1.            Maturity: Unless converted as provided in Section 2, this Note will automatically mature and be due and payable in cash upon the earlier of:

(a)            January 19, 2007; and

(b)            the closing date of

(i)            a registered equity offering and/or a debt project financing (collectively or separately, a “Funding”) in which the Company raises not less than the aggregate amount of $25,000,000, or

(ii)           a significant corporate transaction (a “Significant Transaction”) in which

(A)            any person, together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 51% or more of the common shares the Company, or

(B)            there is a sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or of assets of the Company valued at $12,000,000 or greater

(the “Maturity Date”). Subject to Section 2 below, interest shall accrue on this Note,”

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiles containing original signatures shall be deemed for all purposes to be originally-signed copies of the documents which are the subject of such facsimiles.

Dated as of December 22, 2006.

AGREED TO AND ACCEPTED:

COMPANY:		HOLDER:

NORD RESOURCES CORPORATION		RONALD A. HIRSCH

By:	/s/ John Perry	By:	/s/ Ronald A. Hirsch

Name:	John Perry	Name:	Ronald A. Hirsch

Title:	Senior Vice President & CFO

Address:	1 West Wetmore Road, Suite 203	Address:	668 N. Coast Hwy, #171
	Tucson, Arizona 85705 USA		Laguna Beach, CA 92561 USA